Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Marc Brailov

MicroStrategy Incorporated

(703) 770-1670

(703) 407-9884 (Cell)

mbrailov@microstrategy.com

MicroStrategy Achieves Fifth Consecutive

Quarter of Profitability in Q1 2003

License Revenues Increase by 14 Percent versus Q1 2002

MCLEAN, Va., April 29, 2003—MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced its financial results for the three-month period ended March 31, 2003 (the first quarter of its 2003 fiscal year), reporting its fifth consecutive quarter of GAAP profitability and earnings of $0.05 per share on a diluted basis. License revenue rose approximately 14 percent from the first quarter of the 2002 fiscal year.

First quarter 2003 revenues were $37.4 million versus $42.0 million in the fourth quarter of 2002 and $35.7 million in the first quarter of 2002. First quarter 2003 license revenues were $16.5 million versus $20.5 million in the fourth quarter of 2002 and $14.5 million in the first quarter of 2002. Net income attributable to common stockholders for the first quarter of 2003, determined in accordance with Generally Accepted Accounting Principles (GAAP), was $0.7 million, or $0.05 per share on a diluted basis. This result included non-cash charges for amortization of intangible assets of $0.1 million, a non-cash charge for discount amortization expense on notes payable of $1.0 million, and a non-cash gain on the partial extinguishment of notes payable of $0.02 million. Excluding these non-cash items, adjusted net earnings for the first quarter of 2003 was $1.8 million, or $0.12 per share on a diluted basis.

“Our team has delivered five consecutive profitable quarters as well as two consecutive quarters of year over year license revenue growth,” said MicroStrategy President and CFO Eric F. Brown. “This license revenue growth is encouraging and demonstrates our ongoing success at winning major deals with new and existing Fortune 1000 customers.”

“We continue to benefit from our strategic focus on delivering the world’s finest BI platform,” said MicroStrategy Chairman and CEO Michael J. Saylor. “Our customers are building and deploying valuable enterprise BI applications which we believe will generate recurring demand for our software and services.”

Added 97 New Customers

New Customers and New Deals with Existing Customers in Q1 2003 included:

Airlines Reporting Corporation, Belk, Inc., Best Buy, Campofrío, Carl Warren & Company, Carrefour, Catalina Marketing Corporation, CINECA, Comcast Cable Communications, Inc., CSK Auto, Deutsche Bank, Esteé Lauder, Fraser Health Authority, Hanaro Telecom, Hudson’s Bay Company, KeyBank, Lowe’s Companies, Inc., P.F. Chang’s China Bistro, Inc., Premier, Inc., Prescription Solutions, Sanofi-Synthelabo, Telefónica, Unilever Cosmetics International, United States Postal Service, Universal Studios, University of the Nations, Warnaco, Inc., Yahoo!

Examples of Noteworthy Customer Deals from Q1 2003:

Best Buy

Best Buy has significantly expanded its relationship with MicroStrategy in order to deploy business intelligence enterprise-wide. Approximately 16,000 Best Buy employees (corporate and field) are now using MicroStrategy daily for store performance management, evaluation of marketing effectiveness, merchandising and pricing management, and supplier performance tracking. On average, 100,000 queries are fulfilled daily, permitting Best Buy staff to obtain insight into trends and patterns essential to its operations. Reflecting the vast amount of transactional-level data being harnessed, Best Buy runs its MicroStrategy applications against a 7-terabyte Oracle database hosted on Sun hardware. Additional, planned MicroStrategy-based applications include analysis and reporting of employee performance, company financials, and purchase trends by customer.

Catalina Marketing Corporation

Catalina Marketing Corporation is teaming with MicroStrategy and IBM Corporation to deliver advanced, interactive retail business intelligence. Catalina Marketing Corporation, the global leader in behavior-based marketing, provides consumers with targeted incentives, primarily at grocery and pharmacy outlets. Catalina Marketing manages one of the largest data warehouses in the world. Through its Retail Direct product, Catalina Marketing manages customer loyalty information for more than 4,500 of the largest grocery locations across the United States and internationally. After an in-depth evaluation of many of the competing products in the industry, Catalina Marketing selected the MicroStrategy Business Intelligence Platform(TM) for its scalability, functionality, and easy-to-use Web interface.

Hudson’s Bay Company

Hudson’s Bay Company, Canada’s largest retailer and oldest corporation, will deploy the MicroStrategy business intelligence platform enterprise-wide, with nearly 5,000 users expected to harness the MicroStrategy platform for reporting, analysis and information delivery. These users will include store managers, company executives, financial and marketing analysts, and outside vendor personnel. The specific, diverse applications will include reporting of store sales and advertising expenditures, merchandise management, category reviews, vendor scorecards, financial analysis, and supply chain reporting and analysis. MicroStrategy will provide visibility into Oracle and Teradata databases of 2 to 3 terabytes, and these databases are expected to grow significantly over the next three years.

Comcast Cable Communications, Inc.

Comcast Cable Communications, Inc., the country’s leading cable and broadband communications provider, has selected the MicroStrategy Business Intelligence Platform(TM) to increase internal operational efficiency and employee productivity. Comcast has more than 55,000 employees in six divisions, and serves more than 21 million customers. Comcast will utilize the MicroStrategy system to track and assess business data across functional areas to provide managers with greater insight into the company’s internal operations. Comcast will run these applications against a 1-terabyte Redbrick database.

Other Sales Highlights

MicroStrategy’s new Education offering, Perennial Education Pass (“PEP”)  http://www.microstrategy.com/Education/pep.asp, was well received by MicroStrategy’s existing and new customers worldwide, resulting in more than 60 PEP transactions during this first quarter of release.

MicroStrategy’s Growing Strategic Partnerships

Signed Agreements with 12 Systems Integrators and OEMs (Original Equipment Manufacturers)

New partners include: Adastra Corporation; Delta Solutions & Technologies, Inc.; Pinpoint Solutions; Prithvi Information Solutions, LLC; Professional Innovations; Retail International Systems Consulting, Inc.; 3c Software

In Q1 2003, IBM Data Management reaffirmed its commitment to working more closely with MicroStrategy as part of its new co-selling initiative for DB2. This arrangement is believed to benefit both companies as MicroStrategy’s target market is suited well for DB2 implementations. Within the next quarter, MicroStrategy has also been invited to train IBM’s sales and technology personnel that currently focus on selling DB2 software. Accenture has developed a key analytical reporting application for the telecommunications industry using the MicroStrategy 7i platform. The application, “Accenture Communications Solutions,” will be promoted worldwide.

Continued High Praise and Recognition for MicroStrategy’s Business Intelligence Platform

MicroStrategy continued to win noteworthy praise for its software platform from customers and independent analysts alike.

•	In a positive review of MicroStrategy’s 7i platform and subsequent upgrades, Ventana Research’s Senior Vice President of Research, Mark Smith, writing in a leading trade publication Intelligent Enterprise, stated, “The MicroStrategy 7i 7.2.2 release recognizes a wide scope of challenges that organizations face when deploying BI enterprise-wide: usability, manageability, reliability, and adaptability. The new user interface in MicroStrategy Web and analytical empowerment in MicroStrategy OLAP Services make MicroStrategy a good solution for a broad range of BI requirements. Organizations looking for a good balance of end-user functionality and robustness of platform for business intelligence should consider the MicroStrategy 7i suite.”
•	Also in Q1 2003, MicroStrategy customer Nationwide Mutual Insurance Company won Application Development Trends’ data warehousing “2003 Innovator Award” for an application that employs MicroStrategy Web 7.1.7 and MicroStrategy Desktop query and reporting toolsets.
•	In late April, the trade publication DM Review announced that two MicroStrategy-based applications, deployed by MicroStrategy customers Avnet, Inc. and the State of Tennessee’s Department of Financial Administration, were finalists for two of the publication’s 2003 “World Class Solutions” awards. MicroStrategy competitors Business Objects and Cognos received no nominations. Winners will be announced in June.

Repurchase of Notes

Since January 1, 2003, MicroStrategy has repurchased an aggregate of approximately $10.3 million in principal amount of its 7.5% Series A Unsecured Notes (“Notes”) in exchange for 317,810 shares of class A common stock. As a result of these repurchases, MicroStrategy has reduced its total principal and interest obligations under the Notes by approximately $13.7 million, consisting of approximately $10.3 million of principal and $3.4 million in total interest over the remaining term of the Notes.

During Q1 2003, the company repurchased an additional $1.8 million face value worth of its Notes in exchange for 56,053 shares of class A common stock. This repurchase was done at a discount to par, as well as a discount to the carrying value of the Notes, resulting in a $0.02 million non-cash gain on the partial early extinguishment of the Notes. The outstanding principal amount of the Notes was $61.5 million at March 31, 2003. These Notes are carried on the balance sheet at a discounted value of $44.6 million with the difference between carrying value and principal value amortized on a quarterly basis through a charge to interest expense in the company’s consolidated statement of operations. As a result of this amortization, approximately $1.0 million in non-cash interest expense was included in the Q1 2003 results.

Since March 31, 2003, the company has repurchased an additional $8.5 million face value worth of its Notes in exchange for 261,757 shares of class A common stock. This repurchase was done at a discount to par, but a premium to the carrying value of the Notes, that will result in an approximate $0.9 million non-cash loss on the partial early extinguishment of the Notes to be recognized in the second quarter of 2003. The outstanding principal amount of the Notes is approximately $53.0 million at April 29, 2003. These Notes are carried on the balance sheet at a discounted value of approximately $38.7 million at April 29, 2003. For the quarter ended June 30, 2003, the non-cash amortization expense for this difference between carrying value and principal value is expected to be approximately $0.8 million, assuming no further changes in the amount of notes outstanding as of April 29, 2003.

Going forward, based on the $53.0 million of aggregate face value of the notes outstanding as of April 29, 2003, the company expects to make semi-annual interest payments of approximately $2.0 million through maturity.

Outlook and Financial Guidance Information

The following statements are subject to risks and uncertainties described at the end of this press release. Management guidance for 2003 contained herein is valid as of today only and supersedes any previously announced guidance as to the company’s expectations for financial results for 2003.

Management offers the following guidance for the consolidated continuing operations of MicroStrategy for the quarter ending June 30, 2003:

Revenue is expected to be in the range of approximately $35 to $39 million. Net income is expected to range from a loss of approximately $0.3 million to a profit of $1.2 million. Diluted earnings per share is expected to range from a loss of approximately $0.02 per share to a profit of approximately $0.09 per share. Adjusted net earnings (which excludes approximately $0.9 million in expected non-cash discount amortization expense and approximately $0.9 million in expected non-cash losses on the early extinguishment of notes payable) is expected to range from a profit of approximately $1.5 million to $3.0 million or approximately $0.10 per share to $0.21 per share on a diluted basis. Average share count in the quarter using the diluted weighted average share count method is expected to be approximately 14.5 million.

Management offers the following guidance for the consolidated continuing operations of MicroStrategy for the full year 2003:

Consolidated revenue is expected to be in the range of approximately $150 to $160 million. License revenue for 2003 is expected to increase by approximately 10% versus 2002. Net income is expected to range from approximately $11.0 million to $16.0 million. Diluted earnings per share is expected to range from approximately $0.70 to $1.09 per share. Adjusted net earnings (which excludes approximately $3.4 million in expected non-cash discount amortization expense, approximately $0.2 million in expected non-cash amortization expense of intangible assets and approximately $0.9 million in expected non-cash losses on the early extinguishment of notes payable) is expected to be approximately $15 million to $20 million or $1.00 to $1.40 per share on a diluted basis. Average share count for the year using the fully diluted weighted average share count method is expected to be approximately 14 to 15 million. The Company also expects to have positive operating cash flow in each quarter of 2003.

About MicroStrategy Incorporated

Leadership in a Critical Market: Founded in 1989, MicroStrategy is a worldwide leader in the increasingly critical business intelligence software market. Large and small companies alike are harnessing MicroStrategy’s business intelligence software to gain vital insights from their data to help them proactively enhance cost-efficiency, productivity and customer relations and optimize revenue-generating strategies. MicroStrategy’s business intelligence platform offers exceptional capabilities that provide organizations—in virtually all facets of their operations—with user-friendly solutions to their data query, reporting, and advanced analytical needs, and distributes valuable insight on this data to users via Web, wireless, and voice. PC Magazine selected MicroStrategy 7TM as the 2001 “Editors’ Choice” for business intelligence software.

Enterprise-Class Business Intelligence: MicroStrategy 7iTM is a truly integrated, enterprise-class, Web-based business intelligence platform. With MicroStrategy 7i, enterprises can now standardize on one business intelligence platform and deploy high-value business intelligence enterprise-wide. MicroStrategy 7i’s configurable query, reporting, and OLAP Web interface is designed to support all users, from casual report viewers to power analysts.

Diverse Customer Base: MicroStrategy’s customer base cuts across industry and sector lines, with over 2,000 enterprise-class customers, including Lowe’s Home Improvement Warehouse, AT&T Wireless Group, Wachovia and GlaxoSmithKline. MicroStrategy also has relationships with over 500 systems integrators and application development and platform partners, including IBM, PeopleSoft, Hewlett-Packard, and JD Edwards.

MicroStrategy is listed on Nasdaq under the symbol MSTR. For more information on the Company, or to purchase or demo MicroStrategy’s software, please visit MicroStrategy’s Web site at http://www.microstrategy.com.

MicroStrategy, MicroStrategy Business Intelligence Platform, Scalable Business Intelligence Platform Built for the Internet, MicroStrategy Web Universal, and MicroStrategy 7i are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward- looking statements,” including estimates of future business prospects or financial results in the section above entitled “Outlook and Financial Guidance Information” and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the Company’s ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7i software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2003	2002(1)
	(unaudited)	(as adjusted)
Revenues
Product licenses	$16,529	$14,498
Product support and other services	20,906	21,161

Total revenues	37,435	35,659

Cost of Revenues
Product licenses	790	521
Product support and other services	5,958	6,640

Total cost of revenues	6,748	7,161

Gross profit	30,687	28,498

Operating Expenses
Sales and marketing	12,683	12,470
Research and development	6,933	5,351
General and administrative	7,184	6,762
Restructuring and impairment charges	—	1,232
Amortization of intangible assets	130	965

Total operating expenses	26,930	26,780

Income from operations	3,757	1,718

Financing and Other (Expense) Income
Interest income	90	230
Interest expense, including discount amortization expense on notes payable of $973 and $0, respectively	(2,298)	(1,619)
Loss on investments	—	(289)
Reduction in estimated cost of litigation settlement	—	3,460
Gain on early extinguishment of notes payable	18	—
Other expense, net	(38)	(116)

Total financing and other (expense) income	(2,228)	1,666

Income before income taxes	1,529	3,384
Provision for income taxes	864	399

Net income	665	2,985

Dividends on and accretion of convertible preferred stock	—	(2,557)

Net income attributable to common stockholders	$665	$428

Basic earnings per share	$0.05	$0.05

Diluted earnings (loss) per share	$0.05	$(0.84)

Basic weighted average shares outstanding	13,788	9,338

Diluted weighted average shares outstanding	14,056	11,882

(1) On July 30, 2002, the Company’s Board of Directors approved a reverse stock split of the Company’s common stock at a ratio of one-for-ten. All references to common share and per common share amounts for the prior periods presented have been retroactively restated to reflect this reverse split.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2003	December 31, 2002
	(unadudited)	(as adjusted)
Assets
Current assets
Cash and cash equivalents	$21,929	$15,036
Restricted cash	6,193	6,173
Short-term investments	41	44
Accounts receivable, net	24,038	28,195
Prepaid expenses and other current assets	4,911	5,032
Deferred tax assets, net	269	495

Total current assets	57,381	54,975

Property and equipment, net	17,313	18,471
Goodwill and intangible assets, net	659	789
Capitalized software development costs, net	3,952	4,414
Deposits and other assets	1,147	1,224

Total Assets	$80,452	$79,873

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$14,150	$15,267
Accrued compensation and employee benefits	8,413	11,352
Accrued interest	1,304	244
Accrued restructuring costs	4,033	5,222
Deferred revenue and advance payments	26,433	23,961
Notes payable	4,824	4,698
Net liabilities of discontinued operations	1,080	1,151

Total current liabilities	60,237	61,895

Deferred revenue and advance payments	1,783	1,381
Other long-term liabilities	2,153	2,402
Accrued restructuring costs	3,547	3,663
Notes payable	44,612	45,041

Total Liabilities	112,332	114,382

Stockholders’ equity (deficit):
Preferred stock undesignated; $0.001 par value; 4,971 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized; 9,233 and 9,157 shares issued and outstanding, respectively	9	9
Class B common stock; $0.001 par value; 165,000 shares authorized; 4,616 and 4,619 shares issued and outstanding, respectively	5	5
Additional paid-in capital	306,722	305,334
Deferred compensation	(4)	(17)
Accumulated other comprehensive income	2,733	2,170
Accumulated deficit	(341,345)	(342,010)

Total Stockholders’ Equity (Deficit)	(31,880)	(34,509)

Total Liabilities and Stockholders’ Equity (Deficit)	$80,452	$79,873

MICROSTRATEGY INCORPORATED

Computation of basic and diluted earnings (loss) per share

(in thousands, except per share data)

(unaudited)

	Three months ended March 31, 2003			Three months ended March 31, 2002
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$665			$2,985
Dividends on and accretion of convertible preferred stock	—			(2,557)

Net income attributable to common stockholders	665			428

Effect of common stock:
Weighted average shares of class A common stock	—	9,172		—	4,685
Weighted average shares of class B common stock	—	4,616		—	4,653

Basic earnings per share	665	13,788	$0.05	428	9,338	$0.05

Effect of dilutive securities:
Series C preferred stock	—	—		(4,957)	1,050
Series B preferred stock	—	—		(4,585)	1,250
Series A preferred stock	—	—		(894)	244
Employee stock options	—	268		—	—

Diluted earnings (loss) per share	$665	14,056	$0.05	$(10,008)	11,882	$(0.84)

The numerator in the diluted loss per share calculation for the three months ended March 31, 2002 has been adjusted to add a $10.4 million loss on conversion on the series C, B and A preferred stock that would have resulted assuming settlement at the end of the period as required by the share settlement method.

The diluted loss per share calculation for the three months ended March 31, 2002 excludes series D preferred stock, which was convertible into 290,220 shares of class A common stock, because its effect would have been anti-dilutive. Employee stock options of 267,503 for the three months ended March 31, 2002 have also been excluded from the diluted loss per share calculation because their effect would have been anti-dilutive.

MICROSTRATEGY INCORPORATED

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures

Management believes that the presentation of adjusted net earnings is helpful in understanding the ongoing operating results and cash flow indicators with respect to the Company’s core business because the adjustments made in computing adjusted net earnings are non-cash or cash related gains and expenses incurred during the period that are not associated with ongoing operating results and are not cash flow indicators of the Company’s core business operations.

Adjusted net earnings
(in thousands, except per share data)
(unaudited)	Three Months Ended March 31,
	2003	2002

Adjusted net earnings	$1,750	$1,792

Adjusted net earnings divided by basic weighted average shares outstanding	$0.13	$0.19

Adjusted net earnings divided by diluted weighted average shares outstanding	$0.12	$0.15

Basic weighted average shares outstanding	13,788	9,338

Diluted weighted average shares outstanding	14,056	11,882

Reconciliation of net income to adjusted net earnings
(in thousands)
(unaudited)	Three Months Ended March 31,
	2003	2002
Net income	$665	$2,985
Restructuring and impairment charges	—	1,232
Amortization of intangible assets	130	965
Loss on investments	—	289
Reduction in estimated cost of litigation settlement	—	(3,460)
Gain on early extinguishment of notes payable	(18)	—
Discount amortization expense on notes payable	973	—
Other non-recurring items	—	(219)

Total reconciling items	1,085	(1,193)

Adjusted net earnings	$1,750	$1,792

Reconciling items in computing adjusted net earnings—Cash vs. Non-cash
(in thousands)
(unaudited)	Three Months Ended March 31,
	2003	2002
Non-cash:
Restructuring and impairment charges	—	36
Amortization of intangible assets	130	965
Loss on investments	—	289
Reduction in estimated cost of litigation settlement	—	(3,460)
Gain on early extinguishment of notes payable	(18)	—
Discount amortization expense on notes payable	973	—
Other non-recurring items	—	(13)

Total non-cash	1,085	(2,183)

Cash:
Restructuring and impairment charges	—	1,196
Other non-recurring items	—	(206)

Total cash	—	990
Total reconciling items	$1,085	$(1,193)

MICROSTRATEGY INCORPORATED

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures—continued

Reconciliation of net income attributable to common stockholders to adjusted net EBITDA

(in thousands)

(unaudited)	Three Months Ended March 31,
	2003	2002
Net income attributable to common stockholders	$665	$428

Interest income	(90)	(230)
Interest expense	2,298	1,619
Provision for income taxes	864	399
Depreciation and amortization	2,347	2,528
Amortization of intangible assets	130	965

EBITDA before reconciling items	6,214	5,709

Reconciling items:
Restructuring and impairment charges	—	1,232
Loss on investments	—	289
Reduction in estimated cost of litigation settlement	—	(3,460)
Gain on early extinguishment of notes payable	(18)	—
Other expense	38	116
Dividends on and accretion of convertible preferred stock	—	2,557

Adjusted net EBITDA	$6,234	$6,443